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                                                                    Exhibit 5.1

ROPES
& GRAY

    ROPES & GRAY LLP
    ONE INTERNATIONAL PLACE  BOSTON, MA 02110-2624  617-951-7000  F 617-951-7050
    BOSTON      NEW YORK      SAN FRANCISCO     WASHINGTON, DC


June 11, 2003


Antigenics Inc.
630 Fifth Avenue, Suite 2100
New York, New York  10111

     Re:  Post-Effective Amendment No. 1 to Registration Statement on Form S-8
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Ladies and Gentlemen:

This opinion is furnished to you in connection with Post-Effective Amendment No. 1 to Registration Statement No. 333-50434 on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of an additional 1,200,000 shares of Common Stock, $0.01 par value (the "Shares"), of Antigenics Inc., a Delaware corporation (the "Company"). The Shares are issuable under the Company's 1999 Equity Incentive Plan, as amended (the "Plan").

We are familiar with the actions taken by the Company in connection with the adoption of the Plan and the amendment to the Plan. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933.

It is understood that this opinion is to be used only in connection with the offer and sale of Shares while the Registration Statement is in effect.


Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP